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NS GROUP, INC. FORM 10-Q SEPTEMBER 30, 2002                         EXHIBIT 10.1


                        SEPARATION AND RELEASE AGREEMENT
                        --------------------------------

               This Separation and Release Agreement ("Agreement") is made as of the 20th day of September, 2002, by and between NS Group, Inc., a Kentucky corporation ("the Company") and William W. Beible Jr. ("Employee"). The Agreement is made under the following circumstances:

               A. Employee's employment with the Company will terminate on September 30, 2002.

               B. The Company has agreed to provide severance pay and other benefits to Employee as described herein.

               C. Employee has agreed to release the Company, and all of its affiliated companies, from all claims arising out of his employment or his separation from employment, and to forebear from certain conduct as set forth below.

               NOW, THEREFORE, the parties agree, in consideration of the provisions and payments described below, as follows:

1. The Company will pay Employee severance pay in the amount of $263,900, which equals twelve months of Employee's base pay. This amount will be paid to Employee on the first regularly scheduled pay date and thereafter following the eighth day after Employee executes the Agreement in twenty-four (24) semi-monthly installments. You can continue with direct deposit if you choose. Participation in the NS Group, Inc. Retirement Savings Plan will terminate as of the Termination Date and any Company match will continue through the Termination Date.

2. The Company will continue to provide Employee with health (incl. medical, prescription, dental) and life insurance for the earlier of (12) months or if the Employee becomes employed and is eligible for health and life insurance. Company health and life insurance will be provided under the same terms and conditions as presently exist (e.g. where applicable, Employee will be required to pay his share of the premium). The COBRA period will begin at the end of the 12 month severance benefit. In the event Employee elects not to enter this Agreement, the Company's obligation to pay for Employee's health insurance will terminate. Employer will provide Employee with COBRA information as required by law.

3. The Company agrees to pay Employee executive level outplacement services up to six (6) months or Employee may decide to receive $20,000 in cash (with all appropriate withholdings).

4. The Company agrees to provide reimbursement for professional, legal, or financial planning services up to $5,000.

5. The Company will gross-up Kentucky Company paid living expenses (e.g. apartment, car) as has been done in prior years through the Termination Date.

6. As per your Non-Qualified Stock Option Agreements, your vested stock options shall be exercisable (to the same extent they were exercisable on the date Employee ceased to be employed) for a period of two (2) years after Employee's Termination Date (but such period of exercisability shall not, in any event, extend beyond the term of the Option, as such term is set forth in Section 7 of the Non-Qualified Stock Option Agreement).


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7. The Company agrees to pay Employee any unused vacation for the calendar year as of his termination date.

8. Employee's participation in the Company's other benefit plans will end on his termination date, or as provided for in the applicable plan.

9. Employee agrees that the severance benefits provided by this Agreement are in lieu of, replace, and exceed any severance benefits for which he might have been eligible, or entitled to, under Company policy.

10. For and in consideration of the severance benefits provided in Paragraphs 1, 2, 3, 4, 5, and 6 of this Agreement, Employee, on behalf of himself, his heirs, administrators, assigns, and agents, fully settles, releases, and forever discharges the Company, (defined for purposes of this release to include NS Group, Inc., its subsidiaries, and related companies) and its present and former officers, directors, agents, and employees of and from any and all claims, demands, liabilities, costs, damages, actions, and causes of action arising out of or related to his employment or his termination from employment with the Company, (including but not limited to that certain Salary Continuation Agreement between the parties dated February 15, 2002), including but not limited to any claims which might have been brought under Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act, Title 42 of the United States Code, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, the Fair Labor Standards Act, Pennsylvania civil rights laws, Kentucky civil rights laws, or any other federal, state, local or common law, regulation or ordinance, as well as any claim for wrongful discharge, breach of contract, breach of public policy, promissory estoppel, intentional or negligent infliction of emotional distress, personal injury, tort or punitive damages.

11. In further consideration of the payments and benefits described in Paragraphs 1, 2, 3, 4, 5, and 6 above, Employee agrees:

     (a) to transfer his responsibilities in an appropriate manner and take such actions as are necessary to assure a smooth transition;

     (b) not to represent or bind the Company or enter into any agreement on behalf of the Company at any time after his separation from employment;

     (c) to return to the Company on or prior to his separation from the Company all Company property and materials, including but not limited to all Company credit cards, keys, door cards, files, computer hardware, computer software disks or other media, computer files, books, documents, records and memoranda, and repay all cash advances and file a final expense report if Employee has any unreimbursed expenses or outstanding advances;

     (d) that except as specifically authorized in writing by an officer of the Company or as may be required by applicable law, he will not use or disclose, directly or indirectly, to anyone not connected with the Company any confidential, commercial, strategic product information, manufacturing process information, financial information, or trade or business secrets obtained during the term of employment, nor make copies of any memoranda, books, records, customer lists, price lists or other documents (whether on computer or not) for use outside the Company;

     (e) nor by speech or actions disparage the Company or any of its officers, directors, employees or shareholders;



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     (f) that for a period of one (1) year after his separation from employment with the Company he will not solicit, take away, hire, employ or endeavor to employ any of the employees of the Company without prior written approval from the President;

     (g) that for one (1) year immediately after his separation from employment with the Company he shall not, without the prior written consent of the Company, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of or become an employee of any business which competes with the Company, any of its parent or subsidiary companies, or any of its successors. However, nothing herein shall be construed so as to prohibit Employee from owning less than five percent (5%) of the outstanding common stock of any corporation, the stock of which is publicly traded on a national securities exchange or n the over-the-counter market;

     (h) to cooperate fully and assist the Company with any litigation matters or agency proceedings for which Employee's testimony or cooperation is requested, provided that Employee is compensated for any reasonable and necessary expenses incurred or actual income lost as a result of his cooperation and assistance;

     (i) not to apply for or otherwise seek employment at any time with the Company or any of its affiliated and subsidiary companies; and

     (j) not to disclose either in writing or verbally any part or section of this Agreement to any party other than the Employee's spouse or legal counsel.

12. This Agreement does not constitute an admission by the Company that it has violated any contract, law, or regulation, or in any way infringed Employee's rights or privileges.

13. The provisions of this Agreement are divisible. If any provision shall be deemed invalid or unenforceable, it shall not affect the applicability or validity of any other provision of this Agreement, but rather such provision shall be amended to the extent necessary to render it valid and enforceable.

14. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, officers, agents, shareholders, directors, employees, executors, successors and assigns, and shall inure to the benefit of said parties and each of them to their heirs, administrators, representatives, officers, agents, shareholders, directors, employees, executors, successors and assigns.

15. The foregoing terms represent the entire agreement between the parties and the only consideration for signing this Agreement. No other promises or agreements of any kind have been made to or with the parties to cause them to execute this Agreement. The parties state that they have carefully read this Agreement, that its contents have been fully explained to them, that they have had full opportunity to review its contents with their own legal counsel, and that they know and understand its contents and its legal effect, including, but not limited to, its binding effect, and that they sign this Agreement as their own free act and deed.




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                                 ACKNOWLEDGMENT

     Pursuant to and in compliance with the Age Discrimination in Employment Act ("ADEA") and the Older Workers Benefit Protection Act ("OWBPA"), Employee:

   (i) acknowledges that this Separation and Release Agreement and waiver of rights and claims under the ADEA is written in a manner which he understands;

   (ii) acknowledges that this waiver specifically relates to rights or claims under the ADEA;

   (iii) acknowledges that he does not waive any rights or claims under the ADEA that may arise after the date of execution of this Agreement;

   (iv) acknowledges that he waives rights and claims under the ADEA in exchange for consideration in addition to anything of value to which he is already entitled;

   (v) acknowledges that he does not waive his right to file a charge with the Equal Employment Opportunity Commission or State deferral agency, but that he may not recover any personal damages as a result of said charge;

   (vi) is hereby advised to consult an attorney prior to execution of this Agreement;

   (vii) is afforded a period of twenty-one (21) days to consider this Agreement; and

   (viii) may revoke this Agreement during the seven (7) days following its execution.


Date: September 23, 2002            /s/ Rene J. Robichaud
     --------------------           ---------------------------------
                                    For the Company



Date: September 23, 2002            /s/ William W. Beible Jr.
     --------------------           ---------------------------------
                                    Employee








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